       This is a re-filing of a Form 8-A12B/A filing made on December 9, 1999 under CIK 0000894356 (Structured Products Corp.).  We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

             Delaware                         13-3692801
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    (State of incorporation or     (IRS Employer Identification No.)
          organization)

       390 Greenwich Street
        New York, New York                       10013
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 (Address of principal executive              (Zip Code)
             offices)

-----------------------------------      --------------------------------------

If  this  form   relates   to  the       If  this  form   relates  to  the
registration   of   a   class            of registration   of  a   class of
securities   pursuant  to  Section       securities  pursuant  to  Section
12(b) of the  Exchange  Act and is       12(g) of the  Exchange Act and is
effective   pursuant   to  General       effective   pursuant  to  General
Instruction  A. (c),  please check       Instruction A. (d),  please check
the following box. [x]                   the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                 Name of Each Exchange on Which
     TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
     -------------------                 ------------------------------

    2,700,000 TIERS(SM) Callable
    Principal-Protected Asset Backed
    Trust Certificates, Series S&P 1999-2
    with a par amount of $27,000,000
    (the "Certificates")                 American Stock Exchange
-----------------------------------      --------------------------------------

 Securities to be registered pursuant to Section 12(g) of the Act:

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                                      NONE

Item 1.    Description of Registrant's Securities to be Registered.
           --------------------------------------------------------

     The description of the Certificates to be registered hereunder is set forth
under  the  captions  entitled:  "Summary  Information--Q&A";   "Risk  Factors";
"Description of the Certificates";  "Certain ERISA Considerations";  and "United
States Federal Income Tax Considerations" in Registrant's  Prospectus Supplement
dated December 3, 1999, and "Risk Factors" and  "Description of Certificates" in
Registrant's  Prospectus dated May 13, 1999,  which  description is incorporated herein by reference.

Item 2.    Exhibits.

     1. Certificate of  Incorporation of Structured  Products Corp. is set forth as Exhibit 3.1 to the  Registration  Statement  on Form S-3 and is  incorporated herein by reference.

     2. By-laws,  as amended,  of  Structured  Products  Corp.  are set forth as
Exhibit  3.2 to the  Registration  Statement  and  are  incorporated  herein  by reference.

     3. Form of  Corporate  Trust  Agreement  is set forth as Exhibit 4.3 to the
Registration Statement and is incorporated herein by reference.

     4. Form of the Prospectus is attached to the Registration  Statement and is incorporated herein by reference.

     5. Form of the Prospectus  Supplement dated December 3, 1999 related to the
TIERS(SM) Callable  Principal-Protected Asset Backed Trust Certificates,  Series
S&P 1999-2,  which was filed with the  Securities  and  Exchange  Commission  on
December 6, 1999  pursuant to the Rule  424(b)(5)  under the  Securities  Act of
1933, and is incorporated herein by reference.

     6. Form of TIERS(SM) Asset Backed  Supplement  Series S&P 1999-2 related to the  TIERS(SM)  Callable  Principal-Protected  Asset Backed Trust  Certificates,
Series  S&P  1999-2,  which is set forth as an exhibit on Form 8-A12B/A filed with the Securities and Exchange Commission, for Structured Products Corp., on
December 9, 1999, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

                                    SIGNATURE

     Pursuant to the  requirements of Section 12 of the Securities  Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               STRUCTURED PRODUCTS CORP.

Date: December 9, 1999

                               By:/S/ Matthew R. Mayers
                               ------------------------
                                 Authorized Signatory